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                                                                  Exhibit (a)(5)
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                          GIGA INFORMATION GROUP, INC.
                                       AT
                              $4.75 NET PER SHARE
                                       BY

                          WHITCOMB ACQUISITION CORP.,

                          A WHOLLY OWNED SUBSIDIARY OF

                            FORRESTER RESEARCH, INC.
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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON MONDAY, FEBRUARY 24, 2003, UNLESS THE OFFER IS EXTENDED.
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                                                                January 27, 2003

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated January 27, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Whitcomb Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Forrester Research, Inc., a Delaware corporation ("Parent"), to purchase all outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of Giga Information Group, Inc., a Delaware corporation (the "Company"), together with the associated rights (the "Rights") to purchase Series A Junior Preferred Stock, par value $0.001 per share, issued pursuant to the Rights Agreement dated as of February 18, 2000, between the Company and American Stock Transfer & Trust Co. (as amended from time to time, the "Rights Agreement") upon the terms and subject to the conditions set forth in the Offer. Unless the context otherwise requires, all references to the Shares shall be deemed to include the associated Rights, and all references to the Rights include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement. Also enclosed is the Letter to Stockholders of the Company from the Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on
Schedule 14D-9.

     WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

        1. The offer price is $4.75 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

        2. The Offer is being made for all outstanding Shares.

        3. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of January 20, 2003 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, as
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     soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company (or, at Parent's option, the Company will be merged with and into the Purchaser), with the surviving entity becoming a wholly owned subsidiary of Parent (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or the Company or any subsidiary of Parent or the Company or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase. The Merger Agreement provides that the Purchaser may assign any or all of its rights and obligations (including the right to purchase Shares in the Offer) to Parent or any wholly owned subsidiary of Parent, but no such assignment shall relieve the Purchaser of its obligations under the Merger Agreement.

        4. The Board of Directors of the Company (a) has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement including the Offer and the Merger, (b) has unanimously determined that the terms of the Offer and the Merger are fair, from a financial point of view, to the stockholders of the Company and that the Merger is advisable, and (c) unanimously recommends that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

        5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, FEBRUARY 24, 2003 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

        6. The Offer is conditioned upon, among other things, (a) there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares that would represent more than fifty percent of the Fully Diluted Shares (as defined in the Offer to Purchase) on the date of purchase and
     (b) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer or to the Merger having expired or been terminated.

        7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        8. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by EquiServe Trust Company, N.A. (the "Depositary") of (a) the certificates for such Shares, together with a Letter of Transmittal, properly completed and duly executed, and any required signature guarantees or (b) in the case of a transfer effected pursuant to the book-entry transfer procedures described in Section 2 of the Offer to Purchase, a Book-Entry Confirmation and either a Letter of Transmittal, properly completed and duly executed, and any required signature guarantees, or an Agent's Message, and any other required documents. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE
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PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF
THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by One or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                          GIGA INFORMATION GROUP, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Whitcomb Acquisition Corp., dated January 27, 2003 (the "Offer to Purchase") and the related Letter of Transmittal relating to shares of Common Stock, par value $0.001 per share (the "Shares"), of Giga Information Group, Inc., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

Number of Shares to be Tendered:* --------------------------------------  Shares

                                   SIGN HERE

Signature(s) -------------------------------------------------------------------

Please Type or Print Name(s) ---------------------------------------------------

Type or Print Address(es) ------------------------------------------------------

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Area Code and Telephone Number -------------------------------------------------

Taxpayer Identification or Social Security No. ---------------------------------

Dated: ------------------------------, 2003

* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.